Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. ISSUES
LETTER TO ITS STOCKHOLDERS

Virginia Beach, VA –August 1, 2018 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”), a fully-integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers, today announced that it has issued an open letter to its stockholders, urging them to Stop, Look and Listen before taking any action in response to Joseph Stilwell, Stilwell Value Partners VII, L.P., Stilwell Value LLC and certain of their affiliates solicitation of proxies for the Company’s 2018 Annual Meeting of Shareholders and to wait until they receive the Company’s proxy materials and WHITE proxy card before voting.

The full text of the letter is set forth below.

AN IMPORTANT MESSAGE FROM WHEELER REAL ESTATE INVESTMENT TRUST, INC.
TO ITS STOCKHOLDERS

Dear Stockholder:

You may have received letters from Joseph Stilwell, Stilwell Value Partners VII, L.P., Stilwell Value LLC and certain of their affiliates (collectively, the “Stilwell Group”) with regard to Wheeler Real Estate Investment Trust, Inc.’s (“WHLR REIT” or the “Company”) 2018 annual meeting of stockholders (the “Annual Meeting”). In addition, at some point in the near future, you may receive a proxy statement and accompanying proxy card from the Stilwell Group to be used to solicit votes for the election of a slate of their director nominees at the Annual Meeting.
The Company’s Board of Directors does NOT endorse the election of any of the Stilwell Group’s nominees and strongly urges you NOT to sign and return any proxy card sent to you by or on behalf of the Stilwell Group. The Company will soon be sending our own proxy materials and a WHITE proxy card with respect to the Annual Meeting.  We strongly urge you NOT to vote any proxy card you may receive from the Stilwell Group, and to wait for and read the Company’s proxy materials and WHITE proxy card before you cast your vote in connection with the Annual Meeting.  We look forward to sharing with you our views in support of the Company’s director nominees in the coming weeks.
As previously announced, the Annual Meeting will be held on Wednesday, October 3, 2018 at 9:30 am. Only stockholders of record at the close of business on Thursday, August 23, 2018 will be entitled to vote at the Annual Meeting.

Our proxy solicitor is Laurel Hill Advisory Group, LLC. If you have any questions or need further assistance, please contact them toll-free at (888) 742-1305. Banks and brokers should please call (516) 933-3100.

We thank you for your continued support.

Sincerely,

David Kelly – President & CEO
John Sweet – Chairman of the Board

About Wheeler Real Estate Investment Trust, Inc.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers. Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us.

Important Additional Information
The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the Company’s 2018 Annual Meeting of Stockholders. The Company intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Exhibit 99.2 of the Company’s Current Report on Form 8-K filed with the SEC on August 1, 2018 contains information regarding the direct and indirect interest, by securities holdings or otherwise, of the Company's directors and executive officers that are participants in the solicitation, in the Company's securities. If the holdings of the Company’s securities change from the amounts provided in Exhibit 99.2, such changes will be set forth in SEC filings on Forms 3, 4, and 5, which can be found through the Company's website at www.whlr.us in the section “SEC Filings” under the “Investor Relations” section or through the SEC's website at www.sec.gov. Information can also be found in the Company's other SEC filings, including the Company's definitive proxy statement for the 2017 Annual Meeting of Stockholders and its Annual Report on Form 10-K for the year ended December 31, 2017. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2018 Annual Meeting of Stockholders. Stockholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at the Company's website at www.whlr.us in the section “SEC Filings” under the "Investor Relations" section.

CONTACT:
Mary Jensen
Investor Relations
(757) 627-9088
mjensen@whlr.us